UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2015

RADNET, Inc.

(Exact name of registrant as specified in its Charter)

Delaware	0-19019	13-3326724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1510 Cotner Avenue

Los Angeles, California 90025

(Address of Principal Executive Offices) (Zip Code)

(310) 478-7808

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b) )

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c) )

Item 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 15, 2015, MID Rockland Imaging Partners, Inc., a Delaware corporation (“Buyer”) and a subsidiary of RadNet, Inc. (“RadNet”) entered into an asset purchase agreement (“Purchase Agreement”) effective October 1, 2015, with Diagnostic Imaging Group, LLC, a Delaware limited liability company, Diagnostic Imaging Group Holdings, a Delaware limited liability company, New Primecare, LLC, a Delaware limited liability company and Flushing Medical Arts Building, Inc. (collectively the “Sellers”) and an individual serving as a majority member of the Sellers. Pursuant to the terms of the Purchase Agreement, RadNet through its subsidiary purchased on October 16, 2015, substantially all of the assets of 17 imaging centers located in the New York City area from the Sellers. The aggregate consideration for the assets consisted of approximately $56.7 million in cash (less any remaining amounts due on certain capital leases to be assumed) at the closing, 1.5 million shares of RadNet’s common stock, par value $0.0001 per share and the possibility to receive earn-out payments based on future revenues over the 60 months following the closing of the transactions.

The Purchase Agreement contains customary representations, warranties, covenants and indemnification obligations of the parties, which are subject to certain qualification and limitations including with respect to materiality.

The foregoing description of the Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01        COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On October 16, 2015, Buyer completed the acquisition of substantially all of the assets of 17 imaging centers located in the New York City area pursuant to the Purchase Agreement. The information set forth in Item 1.01 above is incorporated into this Item 2.01 by reference.

Item 3.02       UNREGISTERED SALES OF EQUITY SECURITIES

In connection with the consummation of the acquisition described in Item 1.01 above, RadNet, on October 16, 2015, issued an aggregate of 1.5 million shares of its common stock as partial consideration for the acquisition under the Purchase Agreement. The sale of these securities was deemed to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon Section 4(2) of the Securities Act promulgated thereunder as a transaction by an issuer not involving any public offering.

Item 8.01        OTHER EVENTS

On October 16, 2015 RadNet issued a press release announcing the closing of the acquisition of 17 imaging centers located in the New York City area included as Exhibit 99.1 to this Current Report. Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other document filed with the Commission.

Item 9.01        FINANCIAL STATEMENTS AND EXHIBITS

(a)       Financial statements of businesses acquired

The financial statements of the businesses acquired that are required with respect to the acquisition described in Item 1.01 herein will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

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(b)       Pro forma financial information

The pro forma financial information required with respect to the acquisition described in Item 1.01 herein will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d)        Exhibits

2.1	Asset Purchase Agreement entered into on October 15, 2015 and effective as of October 1, 2015 by and among MID Rockland Imaging Partners, Inc. and the other parties named therein.*

99.1	Press Release issued by RadNet, Inc. on October 16, 2015.

* Certain schedules and exhibits to this Exhibit have been omitted in accordance with Regulation S-K Item 6.01(b)(2). The Company agrees to furnish supplementally a copy of all omitted schedules and exhibits to the Securities and Exchange Commission upon its request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADNET, INC.

Date: October 20, 2015	By:	/s/ Jeffrey L. Linden
Name: Jeffrey L. Linden
Title: Executive Vice President and General Counsel

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EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement entered into on October 15, 2015 and effective as of October 1, 2015 by and among MID Rockland Imaging Partners, Inc. and the other parties named therein.*

99.1	Press Release issued by RadNet, Inc. on October 16, 2015.

* Certain schedules and exhibits to this Exhibit have been omitted in accordance with Regulation S-K Item 6.01(b)(2). The Company agrees to furnish supplementally a copy of all omitted schedules and exhibits to the Securities and Exchange Commission upon its request.

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